EXHIBIT 1.1

                            STOCK EXCHANGE AGREEMENT
                            ------------------------


     This Stock Exchange Agreement (the "Agreement"), made and entered into this 12th day of November, 1998, by and among R&R Resources, Inc., a Nevada corporation ("R&R"or the "Corporation"), and the stockholders of Centenary S.A., a Republic of Argentina corporation ("Centenary") listed on Exhibit A, who are all of the stockholders of Centenary (the "Stockholders") represented by Hector
A. Patron Costas, acting on behalf of the Stockholders through Power of Attorney.

     WHEREAS, R&R desires to acquire 100% of the outstanding stock of Centenary in exchange for 15,053,500 shares of common stock, $0.001 par value of R&R; and

     WHEREAS, the Stockholders collectively own 100% of the outstanding stock of Centenary; and

     WHEREAS, the Stockholders desire to exchange their stock in Centenary for a total amount of 15,053,500 shares of common stock of R&R; and

     WHEREAS, R&R and the Stockholders agree that it is in the best interest of R&R and the Stockholders to enter into this Agreement on the terms and conditions set forth below; and

     WHEREAS, R&R and Pilares Oil & Gas, Inc., a Texas corporation ("Pilares"), intends to enter into a related transaction whereby Pilares will deliver to R&R 3,185,320 shares of common stock of R&R for cancellation by R&R, and whereby R&R and Pilares will rescind the Assignment and Agreement executed on or about November 21, 1997 (the "Pilares Transaction"); and

     WHEREAS, R&R and Subsurface Energy Corp., a Texas corporation ("Subsurface") intends to enter into a related transaction whereby Subsurface will deliver to R&R 2,060,000 shares of common stock of R&R for cancellation by R&R, and whereby R&R and Subsurface will rescind the Assignment and Agreement executed on or about May 28, 1998 (the "Subsurface Transaction") (the Pilares Transaction and the Subsurface Transaction are hereinafter collectively referred to as the "Related Transactions").

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     NOW,  THEREFORE, in consideration of the premises, the mutual covenants and agreements and the respective representations and warranties herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE  I

                               EXCHANGE OF SHARES


     Section  1.1     Centenary  Stock.  Contemporaneously with the execution of
                      ----------------
this Agreement, the Stockholders shall transfer, convey and deliver to R&R 800,000 shares of stock of Centenary ("Centenary Stock"), which represents 100% of the outstanding shares of stock of Centenary, and shall deliver to R&R stock certificates representing such stock, duly transferred and nominated in favor of R&R or accompanied by duly executed stock powers in form and substance satisfactory to R&R. The transaction by which such transfer shall take place is hereinafter referred to as the "Exchange".

     Section  1.2     R&R Common Stock.  Contemporaneously with the execution of
                      ----------------
this Agreement, and in exchange for the Centenary Stock transferred to R&R by the Stockholders, R&R shall deliver to the Stockholders a total of 15,053,500 shares of common stock of R&R ("R&R Common Stock"), and shall deliver to the Stockholders stock certificates representing such stock, all with restricted legend, in such amounts and to the Stockholders as set forth in Exhibit A.

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                                   ARTICLE II

                                   THE CLOSING


     The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 a.m. on November 12, 1998 (the "Closing Date"), at the offices of Patrick C. Clary, Chartered, 502 South Fourth Street, Suite 360, Las Vegas, Nevada 89101 or at such other time and place as agreed upon among the parties hereto.

                                  ARTICLE  III

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS


     Each of the Stockholders hereby severally represent and warrant to R&R as follows:

     Section  3.1     Ownership  of  the Centenary Stock.  The Stockholder owns,
                      ----------------------------------
beneficially and of record, that number of shares of Centenary Stock set forth opposite the Stockholder's name on Exhibit A hereto. The shares of Centenary stock are owned by such Stockholder free and clear of any liens, claims, equities, charges, options, rights of first refusal, or encumbrances. The Stockholder has the unrestricted right and power to transfer, convey and deliver full ownership of such shares without the consent or agreement of any other person and without any designation, declaration or filing with any governmental authority and upon the transfer of such shares to R&R as contemplated herein, R&R will receive good and valid title thereto, free and clear of any liens, claims, equities, charges, options, rights of first refusal, encumbrances or other restrictions (except those imposed by applicable securities laws).

     Section  3.2     Authorization.  Each  of  the  Stockholders is a person of
                      -------------
full age of majority, with full power, capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for

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himself  and  his  spouse.  All action on the part of the Stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Stockholders has been taken and will be taken prior to Closing. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of the Stockholders enforceable against the Stockholders in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

     Section  3.3     Pending  Claims.  There  is  no  claim,  suit,  action  or
                      ---------------
proceeding, whether judicial, administrative or otherwise, pending or, to the best of the Stockholders' knowledge, threatened with respect to the transfer to R&R of the Centenary Stock owned by the Stockholders or the performance of this Agreement by the Stockholders.

     Section 3.4     Litigation.  No litigation is pending, or, to Stockholders'
                     ----------
knowledge, threatened, against the Stockholders, which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby.
     Section  3.5     Disclosure.  No  representation  or  warranty  of  the
                      ----------
Stockholders contained in this Agreement (including any exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                     OF R&R

     R&R  hereby  represents  and  warrants  to  the  Stockholders  as  follows:

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     Section 4.1     Organization and Capitalization.  R&R is a corporation duly
                     -------------------------------
organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing. R&R is qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to qualify would have a material adverse effect on the business, properties or condition (financial or otherwise) of R&R. R&R does not have any subsidiaries or any other investments or ownership interest in any corporation, partnership, joint venture or other business enterprise, except as set forth in Exhibit 4.1. The authorized capital stock of R&R consists of 50,000,000 shares of common stock, $0.001 par value, of which, immediately prior to the Closing, 9,155,230 shares of common stock are validly issued and outstanding. There are no shares of preferred stock authorized, issued or outstanding. Concurrent with the consummation of all of the terms and conditions to Closing by all of the parties hereto as provided for in Article V, R&R will cause such corporate action to be taken to complete the Related Transactions and to cancel the 3,185,320 and 2,060,000 shares of common stock of R&R received by R&R from Pilares and Subsurface, respectively, as part of the Related Transactions. All of such issued and outstanding shares of common stock of R&R have been duly authorized are validly issued and are fully paid and non-assessable. None of the shares were issued in violation of any preemptive rights. There are no existing warrants, options, rights of first refusal, conversion rights, calls, commitments or other agreements of any character pursuant to which R&R is or may become obligated to issue any of its stock or securities. R&R has no obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

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     Section  4.2     Authorization.  R&R  is  a  corporation  with  full power,
                      -------------
capacity, and authority to enter into this Agreement and perform the obligations contemplated hereby by and for itself. All action on the part of R&R necessary for the authorization, execution, delivery and performance of this Agreement by R&R has been taken or will be taken prior to Closing. This Agreement, when duly executed and delivered in accordance with its terms, will constitute legal, valid, and binding obligations of R&R enforceable against R&R in accordance with its terms, except as may be limited by bankruptcy, insolvency, and other similar laws affecting creditors' rights generally or by general equitable principles.

     Section  4.3     No  Breaches  or  Defaults.  The  execution, delivery, and
                      --------------------------
performance of this Agreement by R&R does not: (i) conflict with, violate, or constitute a breach of or a default under, (ii) result in the creation or imposition of any lien, claim, or encumbrance of any kind upon the R&R Common Stock, or (iii) require any authorization, consent, approval, exemption, or other action by or note to or filing with any third party or Governmental Authority under any provision of: (a) any applicable Legal Requirement, or (b) any credit or loan agreement, promissory note, or any other agreement or instrument to which R&R is a party or by which the R&R Common Stock may be bound or affected. For purposes of this Agreement, "Governmental Authority" means any foreign governmental authority, the United States of America, any state of the United States, and any political subdivision of any of the foregoing, and any agency, department, commission, board, bureau, court, or similar entity, having jurisdiction over the parties hereto or their respective assets or properties. For purposes of this Agreement, "Legal Requirement" means any law, statute, ordinance, writ, injunction, decree, requirement, order, judgment, rule, or regulation (or interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

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     Section  4.4     Pending  Claims.  There  is  no  claim,  suit,  action  or
                      ---------------
proceeding, whether judicial, administrative or otherwise, pending or, to the best of R&R knowledge, threatened with respect to the transfer to the Stockholders of the R&R Common Stock or the performance of this Agreement by R&R.

     Section  4.5     Consents.  No  permit,  consent, approval or authorization
                      --------
of, or designation, declaration or filing with, any Governmental Authority or any other person or entity is required on the part of R&R in connection with the execution and delivery by R&R of this Agreement or the consummation and performance of the transactions contemplated hereby.

     Section  4.6     Financial  Information.  R&R  has  delivered  to  the
                      ----------------------
Stockholders the audited balance sheets of R&R dated as of December 31, 1997, together with the related statements of income, changes in shareholder's equity and cash flow for the years then ended, including the related notes, all certified by Kurt D. Saliger, certified public accountant. In addition, R&R has delivered to the Stockholders its interim unaudited financial statements as filed with the Securities and Exchange Commission ("SEC") for the three month periods ending March 31, 1998, June 30, 1998, and September 30, 1998 (the audited balance sheet and interim financial statements are collectively referred to as the "Financial Statements"). Such Financial Statements, including the related notes, are in accordance with the books and records of R&R and fairly present the financial position of R&R and the results of operations and changes in financial position of R&R as of the dates and for the periods indicated, in each case in conformity with generally accepted accounting principles applied on a consistent basis. Except as, and to the extent reflected or reserved against in the Financial Statements, R&R, as of the date of the Financial Statements, has no liability or obligation of any nature, whether absolute, accrued, contingent or otherwise, not fully reflected or reserved against in the Financial Statements. As of the Closing Date, there will not have been any material change in the financial condition of R&R from that reflected in the latest Financial Statements of R&R furnished to the Stockholders pursuant hereto. As of the Closing Date and upon the consummation of the Related Transactions, R&R will have no assets or liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, nor will R&R be a co-maker or guarantor in connection with any other transaction or matter of any kind.

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     Section  4.7     Taxes.  Except  as disclosed in Exhibit 4.7, R&R has filed
                      -----
all federal tax returns and reports due or required to be filed, and has paid all taxes, interest payments and penalties, if any, required to be paid with respect thereto. R&R has no taxes due or accruable for any periods ending on or before the Closing Date to any taxing authority and is not delinquent in the payment of any tax or governmental charge of any nature.

     Section  4.8     Compliance  with  Laws.  R&R is, and at all times prior to
                      ----------------------
the date hereof has been, in compliance with all statutes, orders, rules, ordinances and regulations (including without limitation, statutes, orders, rules, ordinances and regulations pertaining to zoning, health, safety, environmental and securities law matters) applicable to it or to the ownership of its assets or the operation of its businesses and R&R has no basis to expect, nor has received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

     Section  4.9     Book  and  Records.  The  books  of account, minute books,
                      ------------------
stock record books and other records of R&R, all of which have been made available to the Stockholders, are accurate and complete and have been maintained in accordance with sound business practices. At the Closing, all of these books and records will be in the possession of R&R.

     Section  4.10     SEC  Reports.  R&R  has  filed  with  the  SEC all of the
                       ------------
reports required to be filed with the SEC pursuant to Sections 12, 13 and 15 of the Securities Exchange Act of 1934, as amended. As of their respective dates, such reports and statements did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section  4.11     No  Pending  Transactions.  There  are  no  contracts,
                       -------------------------
agreements, commitments, understandings or proposed transactions, whether written or oral, to which R&R is a party or by which it is bound. Except for the transactions contemplated by this Agreement, R&R is not a party to or bound by or the subject of any agreement, undertaking, commitment or discussions or negotiations with any person that could result in (i) the sale, merger, consolidation or recapitalization of R&R, or (ii) the sale of all or substantially all of the assets of R&R.

     Section  4.12     Litigation.  No  litigation  is  pending,  or,  to  R&R's
                       ----------
knowledge, threatened, against R&R, or its assets or properties which seeks to restrain or enjoin the execution and delivery of this Agreement or any of the documents referred to herein or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against R&R or any of its assets or properties.

     Section  4.13     Brokerage  Commission.  No broker or finder has acted for
                       ---------------------
R&R in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the R&R.

     Section  4.14      Disclosure.  No  representation  or  warranty  of  R&R
                        ----------
contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                                CLOSING; DELIVERY


     Section  5.1(a)     Closing Documents of the Stockholders.  The obligations
                         -------------------------------------
of R&R to effect the transactions contemplated hereby are subject to the delivery by the Stockholders at Closing of certificates evidencing their Centenary Stock duly endorsed for transfer by the Stockholders to R&R as contemplated by this Agreement, in form and substance satisfactory to counsel for R&R.

     Section  5.1(b)     Closing  Documents  of  R&R.  The  obligations  of  the
                         ---------------------------
Stockholders to effect the transactions contemplated hereby are subject to each of the following conditions:

     (i) The Stockholders shall have received an officers and directors certificate, dated the Closing Date and signed by the officers and directors of R&R that the representations and warranties made by R&R in Article IV hereof are true and correct on the Closing Date;

     (ii) R&R shall have delivered either (i) certificates evidencing R&R's Common Stock, duly executed for issuance by R&R to the Stockholders as contemplated by this Agreement in the amounts as set forth in Exhibit A, or (ii) letter of instructions from a duly authorized officer of R&R to Silverado Stock Transfer, Inc., a Nevada corporation (R&R's transfer agent), instructing the transfer agent to duly issue stock certificates evidencing the shares of Common Stock of R&R to the Stockholders, all as contemplated by this Agreement, in form and substance satisfactory to counsel for the Stockholders;

     (iii)The Related Transactions shall be consummated concurrently with the Closing and the 5,245,230 shares of common stock of R&R shall have been returned to the treasury and canceled and the Stockholders shall have been provided with documentation thereof;

     (iv) The Board of Directors of R&R shall have approved and authorized the transactions contemplated herein and the Related Transaction;

     (v) The Board of Directors of R&R shall have appointed Hector A. Patron Costas, Eduardo Sarganaga and Claudio Roman as new directors of R&R;

     (vi) R&R shall provide to the Stockholders the written resignations of all other existing Directors of R&R; and

     (vii)R&R shall provide to the Stockholders the written legal opinion of Patrick C. Clary, Chartered, as set forth in Exhibit 5.1(b)(viii) dated as of the Closing Date, in form and substance satisfactory to the Stockholders and its counsel.


                                   ARTICLE VI

              NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES


     Section  6.1     Nature of Statements.  All statements contained herein, or
                      --------------------
in any certificate or other written instrument delivered by or on behalf of R&R or the Stockholders pursuant to this Agreement shall be deemed representations and warranties by R&R or the Stockholders, as the case may be. No investigation by any party hereto nor failure by any party hereto, to make any investigation, shall constitute a waiver of any representation, warranty, covenant, or agreement of any party hereto, nor relieve such other party of any obligation with respect to the accuracy or fulfillment thereof.

     Section  6.2     Survival of Representations and Warranties.  Regardless of
                      ------------------------------------------
any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect hereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive Closing and continue in effect thereafter for the maximum period allowed by law.

                                   ARTICLE VII

     INDEMNIFICATION

     Section  7.1     Indemnification  from  the Stockholders.  The Stockholders
                      ---------------------------------------
severally agree to and shall indemnify, defend (with legal counsel reasonably acceptable to R&R), and hold R&R and its officers and directors harmless at all times after the date of this Agreement, from and against and in respect of, any liability, claim, deficiency, loss, damage, penalty or injury, and all reasonable costs and expenses (including reasonable attorneys' fees and costs of any suit related thereto) suffered or incurred by R&R arising from (a) any misrepresentation by, or breach of any covenant or warranty of the Stockholders contained in this Agreement, or any exhibit, certificate, or other instrument furnished or to be furnished by the Stockholders hereunder, (b) any nonfulfillment of any agreement on the part of the Stockholders under this Agreement, or (c)from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to R&R hereunder.

     Section  7.2     Indemnification  from  R&R.  R&R  agrees  to  and  shall
                      --------------------------
indemnify, defend (with legal counsel reasonably acceptable to the Stockholders) and hold the Stockholders, their agents, affiliates and assigns harmless at all times after the date of the Agreement from and against, and in respect of any liability, claim, deficiency, loss, damage, penalty or injury, and all reasonable costs and expenses (including reasonably attorneys' fees and costs of any suit related thereto) suffered or incurred by the Stockholders, arising from
(a) any misrepresentation by, or breach of any covenant or warranty of R&R contained in this Agreement or any exhibit, certificate, or other agreement or instrument furnished or to be furnished by R&R hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful), which if true, would be such a misrepresentation or breach; (b) any nonfulfillment of any agreement on the part of R&R under this Agreement, or from any misrepresentation in or omission from, any exhibit, certificate or other agreement or instrument furnished or to be furnished to the Stockholders hereunder; or (c) any suit, action, proceeding, claim or investigation against the Stockholders which arises from or which is based upon or pertaining to R&R's conduct or operation of the business of the R&R and any other matter or state of facts relating to the transactions contemplated herein subsequent to Closing.

     Section 7.3     Defense of Claims.  If any lawsuit or enforcement action is
                     -----------------
filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement of any proceeding in respect of which any indemnified party is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     Section  7.4     Default  of  Indemnification  Obligation.  If an entity or
                      ----------------------------------------
individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual's or entities' absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

                                  ARTICLE VIII

                              CONDITIONS SUBSEQUENT


     Section 8.1.     American Stock Exchange Listing. Following the Closing and
                      -------------------------------
the consummation of the transactions contemplated hereunder, R&R will use its best efforts to meet the listing requirements of the American Stock Exchange and thereafter, to apply, as soon as is reasonably practicable, for a listing on the American Stock Exchange.

     Section  8.2.     Appointment  of Director. The Stockholders agree to cause
                       ------------------------
the appointment of Claudio Roman as a director of R&R until the next annual meeting of the Stockholders of R&R or until his successor has been elected.

                                   ARTICLE IX

                            COVENANTS OF STOCKHOLDERS


     Section  9.1     No reverse split of Common Stock of R&R.  The Stockholders
                      ---------------------------------------
will not take any action to cause R&R to effectuate a reverse stock split of its common stock during the one year period commencing on the date hereon.

                                    ARTICLE X

                                  MISCELLANEOUS


     Section  10.1      Notices.  All  notices and other communications provided
                        -------
for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or overnight air courier guaranteeing next day delivery:

     (a)     If  to  R&R,  to:

             R&R  Resources,  Inc.
             520  S.  Fourth  St.,  Suite  360
             Las  Vegas,  NV  89101



     With  a  copy  to:

             Patrick  C.  Clary,  Chartered
             520  South  Fourth  Street,  Suite  360
             Las  Vegas,  Nevada  89101

     (b)     If  to  the  Stockholders  to:

             Centenary  Stockholders
             at  their  address  reflected  on  Exhibit  A

     With  a  copy  to:

             Robert  D.  Axelrod
             Axelrod,  Smith  &  Kirshbaum
             5300  Memorial  Drive,  Suite  700
             Houston,  Texas  77007

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three days after being deposited in the mail, postage prepaid, sent certified mail, return receipt requested, if mailed; and the next day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Any party hereto may change its address by notifying the other parties as provided for in this notice provision.

     Section  10.2     Waiver.  Any  waiver  of  any provision of this Agreement
                       ------
shall be effective only if in writing, and no waiver of any provision of this Agreement shall constitute a waiver of any other provision of this Agreement, nor shall such waiver constitute a waiver of any subsequent breach of such provision.

     Section  10.3     Assignment.  This  Agreement  shall  be  binding upon and
                       ----------
shall inure to the benefit of the parties and their respective successors and assigns and may not be assigned unless agreed to in writing by all parties hereto.

     Section  10.4     Counterparts.  This Agreement may be executed in multiple
                       ------------
counterparts, each of which shall be deemed an original but all of which shall be deemed one instrument.

     Section  10.5     Section Headings.  The section headings contained in this
                       ----------------
Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section  10.6     Entire  Agreement.  This  Agreement,  the documents to be
                       -----------------
executed hereunder and the exhibits and schedules attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits and schedules referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

     Section  10.7     Validity.  The  invalidity  or  unenforceability  of  any
                       --------
provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

     Section  10.8     Governing  Law.  This  Agreement  shall  be construed and
                       --------------
enforceable under and in accordance and governed by the laws of the State of Texas.

     Section  10.9     Costs  and Expenses.  R&R and the Stockholders shall each
                       -------------------
pay their own respective fees and disbursements incurred in connection with this Agreement.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed as of the day and year first above written.

                              R&R  RESOURCES,  INC.

                              By:     /s/  William  Batts
                                           President


                              STOCKHOLDERS  OF  CENTENARY  S.A.:

                              CENTENARY  GROUP,  S.A.
                              By:  /s/  Hector  A.  Patron  Costas


                              /s/  Hector  A.  Patron  Costas

                              /s/  Guillermo  A.  Aguilar  Penalva,  by
                                   Hector  A.  Patron  Costas,  pursuant  to
                                   Power  of  Attorney

                              /s/  Julio  A.  Descals  Seall,  by
                                   Hector  A.  Patron  Costas,  pursuant  to
                                   Power  of  Attorney

                              /s/  Julio  Descals  Fernandez,  by
                                   Hector  A.  Patron  Costas,  pursuant  to
                                   Power  of  Attorney

                                    EXHIBIT A


Stockholder                             Shares of           Shares of
and  Address                       Centenary to Exchange  R&R to Receive
---------------------------------  ---------------------  ---------------


Centenary  Group  S.A.                           720,000      15,053,500*
Juncal  1327  D-P.  18  Ap.  1801
Uruguay

Hector  A.  Patron  Costas                        32,000                *
Florida  670  2nd  Floor
Argentina

Guillermo  A.  Aguilar  Penalva                   32,000                *
Florida  670  2nd  Floor
Argentina

Julio  A.  Descals  Seall                          8,000                *
Florida  670  2nd  Floor
Argentina

Julio  Descals  Fern  ndez                         8,000                *
                                   ---------------------  ---------------
Florida  670  2nd  Floor
Argentina

Total                                            800,000      15,053,500

                                   Being 100% of the
                                   outstanding shares of
                                   Centenary S.A.

*     Shares to be issued to Centenary Group S.A. pursuant to power of attorney.